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Exhibit 10.14

TERM SHEET

        This letter sets forth the terms of Vice President, CIO that APAC Customer Services, Inc. is prepared to offer Mark E. McDermott ("Employee").

TITLE:	Senior Vice President, CIO
LOCATION:	Deerfield
REPORTS TO:	Robert J. Keller, CEO
BASE SALARY:	$225,000 annually ($8,653.85, bi-weekly). This is stated for convenience and is not intended as an annual contract of employment
BONUS:
Employee is eligible to participate in APAC's annual Management Incentive Plan ("MIP") as it exists from year to year. We envision an opportunity of 10% - 40% - 80% of Base Salary for threshold-target-maximum performance, respectively. The payout of MIP will depend on APAC meeting its budgeted financial performance and Employee meeting individual and team performance goals that will be established each year between Employee and his/her manager.
STOCK OPTIONS:
You have been granted options to purchase 25,000 shares of APAC common stock priced at $2.955, as evidenced by your returning your copy of the signed stock option agreement relative to such award to the Compensation Department.
EFFECTIVE:	April 12, 2004
BENEFITS:
Employee shall be eligible to participate in benefit plans available to APAC employees as summarized on the Corporate Benefit Plan Summary dated January 1, 2004 which includes; medical and dental plans, holidays, vacation, sick days, short term and long term disability plans, life insurance plans, accident insurance, 401(k) plan, vision discount program, education assistance program, and the flexible spending accounts.
AGREEMENT PROTECTING THE COMPANY'S INTERESTS:	As a condition of employment Employee shall sign an appropriate Agreement Protecting Company Interests, a copy of which is enclosed.
OTHER:	All other benefits, terms and conditions of employment previously reviewed with Employee will apply.
AGREED TO:

/s/ GAY H. SILVERSTEIN 4/12/04 Gay H. Silverstein (Date) Director, Compensation, Benefits and HRIS	/s/ MARK E. MCDERMOTT Mark E. McDermott Employee

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  Exhibit 10.14
TERM SHEET